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                                             American Century Mutual Funds
                                             Exhibit 77O

Fund     Issuer      Ticker  Principal Amount Amount Purchased   Trade Date   Price     Underwrite   UW Spread     Currency
GIFTRUST LAZARD LTD  LAZ     $ 854,579,050    $ 1,389,950        5/4/2005     $25.0000   GSCO            5.000%        USD
HERITAGE LAZARD LTD  LAZ     $ 854,579,050    $ 1,749,200        5/4/2005     $25.0000   GSCO            5.000%        USD
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